Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Cable Design Technologies Corporation (the “Company”) on Form 10-Q for the period ending April 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William E. Cann, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2004

/s/ WILLIAM E. CANN
William E. Cann
Chief Financial Officer
(principal financial officer)

*	This certification is made solely for purposes of 18 U.S.C. Section 1350, subject to the knowledge of the certifying officer, and not for any other purpose. A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.